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								EXHIBIT 23.1

			CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-3144) pertaining to the Amended and Restated 1993 Stock Incentive Plan, the 1995 Non Employee Director Stock Option Plan and the 1995 Employee Stock Purchase Plan of LeCroy Corporation of our report dated July 22, 1996, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


							ERNST & YOUNG LLP

Hackensack, New Jersey
September 18, 1996